UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2008

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 29, 2008, SRA International, Inc., (the “Company”) amended its five-year unsecured revolving credit facility dated August 9, 2007 with Citibank, N.A., as administrative agent, issuer, and lender; SunTrust Bank as syndication agent and lender; and Bank of America, N.A., J.P. Morgan Chase Bank, N.A., Wachovia Bank, N.A., Branch Banking and Trust Company, and Fifth Third Bank as lenders (the “Amendment”). The Amendment increased the commitment from $100 million to $285 million; appointed SunTrust Bank as successor agent to Citibank, N.A., SunTrust Robinson Humphrey as joint lead arranger, Bank of America, N.A. as syndication agent and joint lead arranger, and Branch Banking & Trust Company as documentation agent; added Commerce Bank, N.A. and PNC Bank, N. A. as lenders; and increased the margin on LIBOR-based borrowings by 0.25%.

The above descriptions are a summary and are qualified in their entirety by the terms of the Amendment which is filed herewith as Exhibit 10.1.

SECTION 2. FINANCIAL INFORMATION.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated by reference into this Item 2.03.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
10.1	First Amendment to Credit Agreement, dated May 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: June 3, 2008	/s/ STEPHEN C. HUGHES
Stephen C. Hughes
Chief Financial Officer and Executive Vice President, Operations